UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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EMC Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2011

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA		01748
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

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Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2011, Michael J. Cronin, a member of the Board of Directors of EMC Corporation (“EMC” or the “Company”), passed away. Mr. Cronin served as a director of the Company since May 1990 and was also a member of the Audit Committee and the Mergers and Acquisitions Committee. EMC is deeply appreciative of Mr. Cronin’s many years of dedicated service and his many contributions to the success of the Company.

At this time, the Board of Directors is not recommending another nominee for election at the 2011 Annual Meeting of Shareholders and has reduced the size of the Board from eleven members to ten members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date: April 12, 2011

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